CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Randgold Resources Limited of our report dated June 21, 2007 relating to Société des Mines de Morila SA's financial statements, which appears in Randgold Resources Limited’s Annual Report on Form 20-F for the year ended December 31, 2006.  We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Inc.
PricewaterhouseCoopers Inc.

Johannesburg, South Africa

November 27, 2007